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                                                                   EXHIBIT 10(b)


                         THE REGENT COMMUNICATIONS, INC.
                        1998 MANAGEMENT STOCK OPTION PLAN
                       (AS AMENDED EFFECTIVE MAY 17, 2001,
                      AND RESTATED AS OF OCTOBER 24, 2002)

         Regent Communications, Inc. has, by appropriate resolution of its Board of Directors, adopted the following 1998 Management Stock Option Plan to be effective upon the first day of January, 1998, subject to its approval by the Company's shareholders.

1. DEFINITIONS. The following terms, when capitalized, shall have the designated meanings set forth below, unless a different meaning is plainly required by the context. Where applicable, the masculine pronoun shall include the feminine, and the singular shall include the plural and vice versa.

         A. BOARD. "Board" shall mean the Board of Directors of the Company, as it may be comprised from time to time.

         B. CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder. Any specific provision of the Code referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Code or such provision as may be adopted in lieu of the referenced provision.

         C. COMMITTEE. "Committee" shall mean the Compensation Committee of the Board, comprised of at least three members of the Board, each of whom is, as to the Plan, both a disinterested person as defined in Rule 16b-3(c)(2)(i) under the Exchange Act and an outside director as defined in Prop. Reg. Section 1.162-27 under the Code (or two members if there are not three persons then serving on the Board who are both disinterested persons and outside directors), and appointed by and to serve at the pleasure of the Board.

         D. COMMON STOCK. "Common Stock" shall mean shares of the Company's authorized voting common stock.

         E. COMPANY. "Company" shall mean Regent Communications, Inc. and, for purposes of the definition of Eligible Employee, any and all Related Corporations.

         F. ELIGIBLE EMPLOYEE. "Eligible Employee" shall mean any full-time permanent employee of the Company who is, on the Grant Date of any

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                Option granted to him, (i) a management employee; (ii) an
                employee at the Company's corporate offices; or (iii) a key employee designated as such by the Committee.

         G. EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules promulgated thereunder. Any specific provision of the Exchange Act referenced herein shall be deemed to refer to the corresponding provision of any amendment, revision or successor of the Exchange Act or such provision as may be adopted in lieu of the referenced provision.

         H. EXERCISE DATE. "Exercise Date" shall mean the calendar date on which a Participant exercises an Option granted under the Plan.

         I. EXERCISE PERIOD. "Exercise Period" shall mean that period of time during which an Option granted under the Plan may be exercised, determined in accordance with paragraph 7 hereof.

         J. EXERCISE PRICE. "Exercise Price" shall mean that price for which a share of Common Stock may be purchased pursuant to an Option, determined in accordance with paragraph 6 hereof.

         K. GRANT DATE. "Grant Date" shall mean the calendar date on which the grant of an Option is made under the Plan, determined in accordance with paragraph 5 hereof.

         L. INCENTIVE STOCK OPTION. "Incentive Stock Option" ("ISO") shall mean an Option which qualifies as an incentive stock option under Section 422 of the Code.

         M. KEY EMPLOYEE. "Key Employee" shall mean any Eligible Employee designated as a Key Employee by the Committee on or prior to the Grant Date of any Option granted to him.

         N. NONQUALIFIED STOCK OPTION. "Nonqualified Stock Option" ("NQSO") shall mean an Option which is not, by its terms, an ISO on its Grant Date.

         O. OPTION. "Option" shall mean an ISO or NQSO granted or to be granted under the Plan for the purchase of a fixed number of shares of Common Stock at a fixed Exercise Price.

         P. PARTICIPANT. "Participant" shall mean an Eligible Employee to whom an Option has been granted under the Plan, but which Option has not expired,

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                exercised in full, forfeited or otherwise terminated or
                satisfied under the Plan.

         Q. PERMANENT EMPLOYEE. A "Permanent Employee" means any regularly scheduled employee other than those who are hired on a seasonal or temporary basis or to work on a specific project or for a finite period or time.

         R. PLAN. "Plan" shall mean Regent Communications, Inc. 1998 Management Stock Option Plan as set forth herein.

         S. RELATED CORPORATION. "Related Corporation" shall mean any corporation of which the Company is a parent corporation. The term "parent corporation" shall have the meanings ascribed to it under Section 424 of the Code.

         T. RULE 16b-3. "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act or any successor rules or regulations which may hereafter be adopted in lieu thereof. Any reference to a specific provision of Rule 16b-3 shall refer to the corresponding provision of Rule 16b-3 as amended or replaced.

         U. TEN PERCENT OWNER PARTICIPANT. "Ten Percent Owner Participant" shall mean any Participant who, on the Grant Date of an ISO granted to him under the Plan, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Related Corporation.

2. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company's ability to retain and attract highly qualified key employees and to provide additional financial incentives to key employees to contribute to the long-term growth and success of the Company.

3. ELIGIBILITY. Participation in the Plan shall be determined by the Committee and shall be limited to Eligible Employees. No member of the Committee shall be eligible to receive Options under the Plan.

4. SHARES SUBJECT TO THE PLAN. Subject to adjustments provided in paragraph 13 hereof, the aggregate number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed 4,000,000. Such shares may consist, either in whole or in part, of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board. If an Option granted under the Plan is surrendered, expires unexercised or for any reason

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         ceases to be exercisable in whole or in part, the shares of Common
         Stock that were issuable pursuant to such Option, but as to which the Option was not exercised, shall again be available for the purposes of the Plan.

5. OPTION GRANTS. The Committee may, in its sole discretion and subject to the terms of the Plan, grant Options to such Eligible Employees, for such number of shares of Common Stock, at such time or times, and containing such terms consistent with the Plan, as it deems appropriate.

         Unless otherwise specified by the Committee, the date on which the Committee approves the granting of an Option shall be deemed the Grant Date for such Option.

6. EXERCISE PRICE. The Exercise Price for each Option granted under the Plan shall be as determined by the Committee, but shall not be less than 100% of the fair market value of a share of the Common Stock on the Grant Date. The Exercise Price for an ISO granted to any Ten Percent Owner Participant shall not be less than 110% of the fair market value of a share of the Common Stock on the Grant Date.

         Unless otherwise required by applicable provisions of the Code, fair market value of the Common Stock on the Grant Date of an Option shall be determined as follows:

                (i) If the Common Stock is listed on a national securities exchange, the fair market value shall be the average of the highest and lowest selling price of a share of Common Stock on such exchange on the Grant Date, or if there were no sales on such date, then on the next prior business day on which there were sales.

                (ii) If the Common Stock is traded other than on a national securities exchange, the fair market value shall be the average between the closing bid and asked price on the Grant Date, as reported by the National Association of Securities Dealers Automated Quotation System or such other source of quotations for, or reports of trading of, the Common Stock as the Committee may reasonably select from time to time, or if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price.

                (iii) If neither of the methods described in (i) or (ii) above is available or accurately reflects fair market value, then the Committee shall make a good faith determination of the fair market value using any reasonable method of valuation.

7. TERM OF OPTION. The Exercise Period of each Option granted shall commence on the Grant Date of the Option or on such later date as may be determined by the Committee and, except as set forth below, shall expire on such date as is determined by the

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         Committee ("Expiration Date"); provided, however, such Expiration Date shall be not later than ten (10) years from the Grant Date in the case of an ISO and ten (10) years and one (1) day in the case of a NQSO. In the case of a Ten Percent Owner Participant, no ISO shall have an Expiration Date more than five (5) years after its Grant Date.

         Any Option granted under the Plan shall terminate and may no longer be exercised if the Participant ceases to be an employee of the Company or a Related Corporation, except as follows:

                (i) If a Participant's employment with the Company or a Related Corporation shall have been terminated for any reason other than his death or disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a period of three (3) months thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination of employment;

                (ii) If a Participant's employment with the Company or a Related Corporation is terminated due to his disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a one (1) year period thereafter, exercise any Option held by him to the extent the Option was exercisable by him on the date of termination of employment;

                (iii) If a Participant dies while employed by the Company or a Related Corporation, any Option held by him at his death, to the extent the Option was exercisable by the deceased Participant at his death, may be exercised within six (6) months after his death (or within such longer period as may be otherwise specified by the Committee and, in the case of an ISO, which is permitted by Sections 421 and 422 of the Code) by the person or persons to whom the Participant's rights shall pass by will duly admitted to probate, or in the absence of any provision by will duly admitted to probate, by the executor or administrator of his estate duly qualified and appointed under the laws of the decedent's domicile at the time of his death;

                (iv) Those Options granted to Joel Fairman on May 18, 2000 shall be exercisable according to the terms of the Grant for the periods provided therein;

         provided, however, that in no event may an Option be exercised to any extent by any person after its Expiration Date.

8. EXERCISE OF OPTION. During the period when any Option, or a portion of it, remains exercisable, such Option may be exercised at any time in whole or in part; provided,

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         however, that the Committee may require a partial exercise of an Option to be for no less than a stated minimum number of shares of Common
         Stock.

         Options may be exercised from time to time by delivering to the Secretary of the Company written notice of exercise, stating the number of shares of Common Stock with respect to which an Option is being exercised, along with payment of the Exercise Price for such shares by
         (a) cash or check payable to the Company; (b) delivery of shares of Common Stock; or (c) a combination of the preceding two methods. Payment by delivery of shares of Common Stock may include (i) the delivery of Common Stock already owned by the Participant; or (ii) the exchange, arranged through a qualified broker approved by the Board of Directors, of Common Stock to be received from the exercise of the Option, with the result that the Participant will receive from the exercise a net number of shares of Common Stock represented by the difference between the total number of shares with respect to which the Option is being exercised and that number of shares, the fair market value of which is equal to the full Exercise Price (including any tax withholding to the Company) for all shares of Common Stock with respect to which the Option is exercised. Any shares of Common Stock delivered in payment of an Exercise Price shall be valued as of the Exercise Date in accordance with paragraph 6 hereof.

9. LIMITATION ON EXERCISABILITY. In the case of ISOs, the aggregate fair market value (determined as of the Grant Date) of the Common Stock issuable pursuant to ISOs granted under the Plan and under any other plan of the Company and any Related Corporation which are exercisable for the first time by a Participant during any calendar year, shall not exceed $100,000.

10. GRANT OF SUBSTITUTE OPTIONS; MERGERS. In the event that a person who, as an employee of a company other than the Company or a Related Corporation, received one or more stock options entitling him to purchase stock in his employer-company, and by reason of a corporate merger, consolidation, acquisition of stock or property, separation, reorganization or liquidation, such person becomes a key employee of the Company or a Related Corporation, then, to the extent permitted by Sections 422 and 424 of the Code in the case of ISOs, the Committee, with the approval of the Board, may approve the granting of an Option under the Plan to such person in substitution for his option to acquire stock in such other company. Options granted under the Plan in substitution may include provisions inconsistent with those required by the Plan, so long as any ISO so granted meets the requirements of Sections 422 and 424 of the Code and would not as a result cause other ISOs granted under the Plan to be disqualified as ISOs.

11. NONTRANSFERABILITY OF OPTIONS. An Option granted under the Plan is not transferable, except by will or by the laws of descent and distribution, and, during the lifetime of the Participant to whom granted, is exercisable only by him or in the event of his disability, his personal representative. Notwithstanding the foregoing, an Option may be transferred

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         pursuant to a Qualified Domestic Relations Order as defined in Section
         414(p) of the Code; provided, however, that an ISO may not be so transferred unless otherwise permitted pursuant to the Code without affecting its status as an ISO.

12. NO EFFECT ON EMPLOYMENT. Nothing contained in the Plan or in any option agreement issued in connection herewith shall be construed to limit or restrict the right of the Company or any Related Corporation to terminate a Participant's employment at any time, with or without cause, or to increase or decrease the Participant's compensation from the rate in existence at the time the Option is granted.

13. ADJUSTMENT OF SHARES SUBJECT TO OPTION. In the event there is any change in the Common Stock of the Company subject to the Plan through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the number of shares of Common Stock available for the granting of Options under the Plan and the shares of Common Stock subject to any Option granted under the Plan shall be appropriately adjusted by the Board. The Committee shall give notice of such adjustment to each Participant, and the adjustment shall be effective and binding on the Participant.

14. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of January 1, 1998, subject to the its approval and adoption by shareholders holding a majority of the Company's shares entitled to vote thereon.

15. SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors may at any time suspend or terminate the Plan. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate at the close of business on the tenth anniversary of the effective date of the Plan. Options may be granted during such suspension or after such termination. The suspension or termination of the Plan shall not, without the consent of the holders of Options granted under the Plan, alter or impair any rights or obligations under any Option previously granted under the Plan.

16. AMENDMENT OF THE PLAN. The Board may at any time amend the Plan in such respect as the Board may deem advisable in order that ISOs granted under it shall be or remain "incentive stock options" under Section 422 of the Code, or in order to conform to any change in the law, or in any other respect the Board may deem to be in the best interest of the Company; provided, however, that no such amendment shall be made without approval of the holders of a majority of all shares of the Company's issued and outstanding shares entitled to vote thereon to the extent that shareholder approval would be required by Section 422 of the Code or Rule 16b-3 of the Exchange Act or by the rules of any stock exchange or market quotation system to which the Company is subject. Any amendment to the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan without the consent of the holder thereof.

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17.      ADMINISTRATION.

         (A) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration.

         (B) Each Option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee and shall be signed by an officer of the Company and the Participant.

         (C) The Committee shall report to the Board the names of those Eligible Employees granted Options, the number of shares covered by each Option, and the applicable Exercise Prices.

         (D) Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

         (E) The Committee shall, immediately after it approves the granting of an Option, notify the Participant of such action.

18. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES. No Option shall be exercisable and no shares will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with applicable federal and state securities laws, withholding tax requirements and the rules of all domestic stock exchanges and reporting systems on which the Company's shares of Common Stock may be listed or reported, as the Committee, in its sole discretion, may deem necessary or advisable. Any share certificate issued to evidence shares of Common Stock for which an Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations.

19.      MISCELLANEOUS PROVISIONS.

         (A) WITHHOLDING TAXES. The Company or a Related Corporation shall have the right to require a payment from a Participant to cover applicable withholding taxes. If permitted by the Committee, a Participant may make a written election to have shares of Common Stock withheld from the shares otherwise to be received upon the exercise of an Option and applied by the Company or Related Corporation to

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                the payment of applicable taxes relative to the exercise of the
                Option. The number of shares so withheld shall have an aggregate fair market value, as determined by the Committee, sufficient to satisfy the Company's minimum statutory withholding requirements.

         (B) DELAWARE LAW TO GOVERN. The Plan and all agreements entered into under the Plan shall be interpreted pursuant to the laws of the State of Delaware.

         (C) OTHER PLANS. Nothing herein contained shall be construed as limiting the establishment or continued operation of other incentive compensation plans by the Company or a Related Corporation, or in any way limiting or restricting the amounts of payments thereunder, or as in any way limiting the authority of the Board to authorize or make such payments as they may determine for any period, or as limiting the authority of the Board in respect of the payment of salaries, wages or special compensation.

         (D) OBLIGATIONS. Neither the Company nor Related Corporations nor the Board nor the Committee nor any member thereof shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liabilities of the Company or Related Corporations to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligation as are created by the Plan, and no such obligation of the Company or Related Corporations shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or Related Corporations.

         (E) CHANGE IN CONDITIONS OF THE CODE. In the event of relevant changes in the Code, or other factors affecting the continued appropriateness of granting ISOs or NQSOs under the Plan, the Committee may, in its sole discretion, accelerate or change the form of awarding benefits under the Plan.

         (F) PURCHASE OF COMMON STOCK. The Company and Related Corporations may, but shall not be required to, purchase from time to time shares of Common Stock of the Company in such amounts as they may determine for purposes of the Plan. The Company and Related Corporations shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock of the Company purchased pursuant to this paragraph.

         (G) PARTICIPANT'S AGREEMENT. If, at the time of the distribution of any shares of the Common Stock of the Company hereunder, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant receiving such shares shall agree that he will take the shares for investment and not with

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                any present intention to resell the same and that he will
                dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

         (H) USE OF CERTAIN TERMS. The terms used herein which are defined in Sections 421, 422 and 424, inclusive, of the Code and regulations and revenue rulings applicable thereto, shall have the meanings attributed to them therein.

         (I) ISO SAVINGS CLAUSE. It is intended that ISOs granted under this Plan, and the terms of this Plan which apply to ISOs, shall meet all requirements of Section 422 of the Code, and the Plan shall be interpreted, whenever possible, to comply therewith. To the extent necessary that ISOs granted or to be granted under the Plan shall be or remain "incentive stock options" under Section 422 of the Code, all provisions under this Plan pertaining to ISOs shall be read together, without any provisions which pertain exclusively to NQSOs or otherwise do not apply to ISOs.

         (J) RULE 16b-3 SAVINGS CLAUSE. To the extent that they apply to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. Any provision of the Plan or action by the Committee shall be interpreted, wherever possible, to comply with all applicable conditions of Rule 16b-3, and to the extent that it does not comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

         (K) OTHER PROVISIONS. The agreements authorized under this Plan may contain such other provisions as the Committee shall deem advisable.

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         (L)    NOTICE. Any notice which may be required or permitted to be given hereunder shall be in writing, and may be delivered to the Company personally or by registered mail, postage prepaid, addressed to: Treasurer, Regent Communications, Inc., 50 East RiverCenter Boulevard, Covington, Kentucky 41011or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant, at the Participant's address as shown on the records of the Company, or at such other address as the Participant, by notice to the Treasurer, Regent Communications, Inc., may designate in writing from time to time.

                                           REGENT COMMUNICATIONS, INC.

                                           By:__________________________________
                                                William L. Stakelin, President

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